Exhibit 99.1

Kohlberg Capital Corporation Receives Staff Determination Letter from Nasdaq; To Request Appeal to Nasdaq Hearings Panel

NEW YORK, May 25, 2010— Kohlberg Capital Corporation (Nasdaq: KCAP) (the “Company”) today announced that on May 19, 2010, the Company received a Staff Determination letter from the staff of The Nasdaq Stock Market (“Nasdaq”).

As previously disclosed, the Company was unable to timely file with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Q3 2009 10-Q”) and its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”). As a result, the Nasdaq staff had previously informed the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq listed companies to file on a timely basis periodic reports with the SEC. On the basis of the Company’s submission of materials to the Nasdaq staff, Nasdaq had granted the Company an exception to Nasdaq Listing Rule 5250(c)(1) allowing the Company until May 17, 2010 to regain compliance with that rule by filing the Q3 2009 10-Q and the 2009 10-K by that date. The Company was not able to meet the terms of the exception. Also as previously disclosed, the Company was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Q1 2010 10-Q”).

The May 19, 2010 Staff Determination letter stated that, because the Company did not meet the terms of the exception by filing the Q3 2009 10-Q and the 2009 10-K by May 17, 2010, unless the Company requests a hearing to appeal the Staff Determination letter by May 26, 2010, trading of the Company’s common stock will be suspended from The Nasdaq Global Select Market at the opening of business on May 28, 2010 and, thereafter, Nasdaq will file a Form 25-NSE with the SEC, which would remove the Company’s common stock from Nasdaq. The Staff Determination letter cited the Company’s inability to timely file the Q1 2010 10-Q as an additional basis for suspending and delisting the Company’s common stock from Nasdaq.

The Company intends to request a hearing to appeal the Nasdaq staff’s determination to a Hearings Panel. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. The Company’s request for a hearing regarding its delinquent filings will automatically stay the suspension of the Company’s common stock for a period of up to 15 days from the deadline to request a hearing. The Hearings Panel will review the request for an extended stay and notify the Company of its decision as soon as practicable but in no event later than 15 days following the deadline to request a hearing. In the event the Hearings Panel determines not to grant the Company’s request for an extended stay, the Company’s common stock will be immediately suspended and will remain suspended unless the Hearings Panel decision issued after the hearing determines to reinstate the listing of the Company’s common stock on Nasdaq.

The Company currently expects to file the Q3 2009 10-Q, the 2009 10-K and the Q1 2010 10-Q before the date of the hearing before the Hearings Panel.

The Staff Determination letter has no effect on the listing of the Company’s common stock at this time.

About Kohlberg Capital Corporation:

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

Kohlberg Capital Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.kohlbergcapital.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of any CLO fund. Such securities have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

SOURCE: Kohlberg Capital Corporation

CONTACT: Kohlberg Capital Corporation

Investor Relations

Denise Rodriguez

(212) 455-8300

info@kohlbergcapital.com